EXHIBIT 10.1
PURCHASE AGREEMENT

THIS AGREEMENT, dated as of May 9th, 2006, is between DANIEL K. DONKEL and SAMUEL H. CADE (hereinafter collectively referred to as "Sellers"), whose address is c/o Daniel K. Donkel, 968 Willow Run Lane, Winter Springs, Florida 32708, and TRUE NORTH ENERGY CORP (hereinafter called "Buyer"), whose address is 1200 Smith st, 16th Floor, Houston, TX, 77002.

Recitations

1.         The Sellers are reported as having submitted the winning bids with respect to State of Alaska Oil and Gas Leases ADL 390834, 390839, 390840 and 390841(collectively called the “Un-Issued Leases” or the “Leases”). The Leases have not yet been issued by the State of Alaska as of the date of this Agreement.

2.          As of the date of this Agreement, the following notices have not been issued or received, and the following actions have not be undertaken or completed in connection with the Un-Issued Leases:

(a)         The State of Alaska, Department of Natural Resource, has not issued the apparent high bidder notice (the “High Bidder Notice”) to the Sellers with respect to either of the Un-Issued Leases;

(b)          Upon confirmation that the Sellers will, upon issuance, receive full, complete and valid ownership rights and interests in and to the lands included in the Un-Issued Leases, the State of Alaska, Department of Natural Resources, will issue an Award Notice to the Sellers with respect to the Un-Issued Leases. The Sellers have not yet received any Award Notice with respect to either of the Un-Issued Leases;

(c)         Upon receipt of an Award Notice, the Sellers have thirty (30) days within which to (i) pay the remaining 80% of their bid amount for the subject Lease together with the first year annual rental due on the subject Lease: (ii) execute the written lease agreement and any other necessary documents, and (iii) delivery, as instructed, all items to the State of Alaska; and

(d)         Upon timely receipt of the items referenced in subsection (c) above, the Leases will be issued and the Sellers’ ownership rights and interests in and to the Leases will be evidenced in the appropriate records.

3.         Based on the foregoing, the Sellers contemplate that the actual documents evidencing their ownership of the Leases will be issued at a date subsequent to the Closing (as hereinafter defined);

4.         The Sellers desire to sell and convey to Buyer the Un-Issued Leases, and thereby forego the opportunity to sell and convey the Un-Issued Leases at some future date on terms which may be more favorable, all in accordance with the terms and conditions hereinafter provided for in this Agreement.

5.         The Buyer desires to purchase and acquire from Sellers the Un-Issued Leases upon the terms and conditions hereinafter provided for in this Agreement

IN CONSIDERATION of the above recitals and of the benefits to be derived by each of the parties to this Agreement, it is hereby agreed as follows:

Agreement

1.         Sale and Purchase: Sellers agree to sell and convey to Buyer, and Buyer agrees to purchase and acquire from the Sellers, the Un-Issued Leases, subject to the terms and conditions of this Agreement.

2.         Purchase Price: The total purchase price to be paid by the Buyer to the Sellers for the Un-Issued Leases shall be the sum of $276,480.00 (the "Purchase Price"), payable as provided below. The Purchase Price is allocated to the Un-Issued Leases as follows:

(a)         $69,120 is allocated to each of the four (4) separate Un-Issued Leases which are 2,560 acres or such other acreage as established by the State of Alaska, Department of Natural Resources, in the Award Notice pertaining to each of the subject Leases.

3.         Due Diligence: On or before five (5) days following the full execution of this Agreement by Sellers, but not later than May 16, 2006 (the "Notice Date"), Buyer shall have performed all due diligence work in a form and manner reasonably acceptable to Buyer pertaining to the Leases. Buyer agrees that the non-issuance of the Un-Issued Leases shall not be considered a title defect for purposes of this provision. If such due diligence work or any other information or data shall reflect the existence of encumbrances, encroachments, defects in or objections to title which Buyer does not waive (all of which are herein called "Title Defects"), written notice of the title defects shall be given to Sellers on or before the Notice Date. If Title Defects shall be so specified, Sellers shall have the optional right, but not the obligation, to advise Buyer in writing on or before five (5) days following the Notice Date, as to which of the Title Defects, if any, that Sellers are willing to use reasonable efforts to cure (the "Approved Title Defects"). Buyer shall then have the optional right to either (i) terminate this Agreement without further liability of either party to the other by providing written notice to Sellers to that effect on or before the Notice Date, or (ii) elect to close this transaction based upon Sellers’ reasonable efforts to cure the Approved Title Defects, or (iii) extend the Closing upon the mutual agreement of Sellers and Buyer which in no event shall be beyond July 31 , 2006. Failure of Buyer to timely notify Sellers with regard to terminating this Agreement as provided in this paragraph shall be deemed an election of option (ii) above.

4.         Sellers’ Representations: Each of the Sellers (who makes the following representations only to the extent of the interests owned by each of the Sellers in the Leases) represents, warrants and agrees to and with Buyer that:

(a)         At such time as the Un-issued Leases are issued, Sellers shall own or otherwise have the right to assign and convey or cause to be assigned and conveyed the Un-issued Leases, all of which shall be free and clear of any liens and encumbrances and provide for a net revenue interest to Sellers of not less than 83.33334%, prior to reservation of an overriding royalty equal to five percent (5%) of 8/8ths as provided for below.

(b)         There is no litigation or governmental investigation or proceeding pending or, to the knowledge of the Sellers, threatened affecting the Leases or which would have the effect of restraining or prohibiting any of the transactions contemplated by this Agreement.

(c)         This Agreement constitutes the valid and binding agreement of Sellers in accordance with its terms, and all instruments required hereunder to be executed by Sellers at the Closing shall constitute valid and binding agreements of Sellers in accordance with their terms. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Sellers;

(d)         This Agreement has been duly executed and delivered by Sellers and all instruments required hereunder to be delivered by each party at the Closing shall be duly executed and delivered by Seller;

(e)         Sellers have incurred no liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Buyer shall have any responsibility whatsoever; and

(f)         Sellers shall not enter into any new agreements or commitments or incur, or agree to incur, any contractual obligation or liability (absolute or contingent) affecting or relating to any of the Leases which extend beyond the Closing except in connection with the consummation of the transactions contemplated in this Agreement, without the written consent of Buyer;

(g)         Sellers have relied upon their own independent investigation made by each of them and their respective representatives, if any, and have made such investigation of the Leases as deemed appropriate under the circumstances. No Seller has been given any oral or written representations or assurances from any other Seller or the Buyer other than as set forth herein.

5.         Buyer's Representations: Buyer represents, warrants and agrees to and with Sellers that:

(a)         This Agreement constitutes the valid and binding agreement of Buyer in accordance with its terms, and all instruments required hereunder to be executed by Buyer at the Closing shall constitute valid and binding agreements of Buyer in accordance with their terms;

(b)         Buyer has good right and lawful authority to purchase and pay for the Leases as contemplated by this Agreement;

(c)         This Agreement has been duly executed and delivered by Buyer and all instruments required hereunder to be delivered by Buyer at the Closing shall be duly executed and delivered by Buyer; and

(d)         Buyer has incurred no liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction, for which Sellers shall have any responsibility whatsoever.

(e)         Buyer has relied upon his own independent investigation made by him and his respective representatives, if any, and have made such investigation of the Leases as deemed appropriate under the circumstances. Buyer has not been given any oral or written representations or assurance from Sellers other than as set forth herein.

6.         Sellers’ Conditions of Closing: The obligations of Sellers under this Agreement are subject, at the option of Sellers, to the satisfaction at or prior to the Closing of the following conditions:

(a)         All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing, including payment at Closing to Seller of that portion of the Purchase Price which Buyer is obligated to pay at Closing and payment at Closing to the Escrow Agent of the Escrow Funds (as hereinafter defined) as more fully described below.

Should the above conditions not be satisfied to Sellers’ satisfaction as of the Closing, Sellers may terminate this Agreement without further liability to either Sellers or Buyer.

7.         Buyer's Conditions of Closing: The obligations of Buyer under this Agreement are subject, at the option of Buyer, to the satisfaction at or prior to the Closing of the following conditions:

(a)         All representations and warranties of Sellers contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Sellers shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Sellers at or prior to the Closing; and

(b)         Subject to compliance with due diligence provisions set forth in Section 3 above, Buyer shall be satisfied in his sole and absolute discretion as to the condition of Seller’s title to the Leases;

Should the above conditions not be satisfied to Buyer's satisfaction as of the Closing, Buyer shall, as his sole and exclusive remedy, terminate this Agreement without further liability between the Buyer and Sellers.

8.         Closing: Unless extended pursuant to the terms of this Agreement, the closing of this transaction (the “Closing”) shall be held within three (3) business days after receipt by Sellers of the High Bidder Notice with respect to the Leases from the Alaska Department of Natural Resources. Notwithstanding the foregoing or any other provision herein, if this Agreement is not fully executed by all signatory parties hereto and if Closing does not occur by the close of business on or before July 31, 2006, Anchorage, Alaska time, this Agreement shall be null and void and the Buyer and Sellers shall have no further rights or obligations hereunder.

9.         Deposit of Purchase Price. Within seven (7) days from the execution of this Agreement by all parties, the Buyer shall deliver the Purchase Price and an additional $10,240.00 (being an aggregate amount of $286,720.00) by wire transfer in immediately available funds to an escrow account established by the accounting firm of Ryan, Gunsauls & O’Donnell (the “Escrow Agent”) exclusively for this transaction. If the foregoing amount is not received by the Escrow Agent within the seven (7) day period, this Agreement shall be null and void and the Buyer and Sellers shall have no further rights or obligations hereunder. The wire transfer instructions are as follows:

Citywide Bank
ABA # 107 001 070
For credit to Ryan Gunsauls & O’Donnell, P.C.
Account # 211 008 790

The foregoing funds shall not be disbursed by the Escrow Agent until Closing and then only in accordance with the provisions set forth in Section 11 below. However, if the Closing does not occur on or before July 31, 2006, the Escrow Agent shall release and return all monies held in the escrow account to the Buyer.

10.        Actions at Closing. At the Closing, the following shall occur:

(a)         The Escrow Agent shall disburse the funds deposited by the Buyer pursuant to the terms of Section 11 below.

(b)         At the Closing and thereafter as may be necessary, the parties hereto shall, without further consideration, execute, acknowledge and deliver such other instruments and shall take such other action as may be necessary to carry out their obligations under this Agreement.

11.        Action by Escrow Agent. At the Closing, the Escrow Agent shall proceed as follows:

(a)         With respect to One Hundred Ninety Four Thousand Five Hundred Sixty and 00/100 Dollars ($194,560.00) of the Purchase Price, the Escrow Agent shall release these funds, at Closing, to the Sellers in accordance with their respective interests in the Leases as set forth in Exhibit C attached hereto

(b)         With respect to the remaining Ninety Two Thousand One Hundred Sixty and 00/100 Dollars ($92,160.00) (the “Escrowed Funds”), the Escrow Agent shall proceed as follows:

(i)         With respect to Eighty One Thousand Nine Hundred Twenty and 00/100 Dollars ($81,920.00) of the Escrowed Funds, the Escrow Agent shall use these funds to pay to the State of Alaska all balances due on the Un-issued Leases in order to secure the issuance of said Un-issued Leases. The Escrow Agent agrees to deliver all funds requested in writing by Sellers in order to secure the issuance of the Un-issued Leases, and to deliver to Sellers the remaining balance, if any, of the foregoing portion of the Escrowed Funds.

(ii)         With respect to the remaining Ten Thousand Two Hundred Forty and 00/100 Dollars ($10,240.00) of the Escrowed Funds, the Escrow Agent shall use these funds to immediately pay the annual rental payments due to the State of Alaska on each of ADL 390834, ADL 390839, ADL 390840 and ADL 390841, which rental payments are due on or before such date as set forth in the Award Notice. The Escrow Agent agrees to deliver to the Buyer the remaining balance, if any, of the foregoing portion of the Escrowed Funds

(iii)         The Escrow Agent shall provide the Buyer and the Sellers having an interest in ADL 390834, ADL 390839, ADL 390840 and ADL 390841 with a copy of the transmittal letter(s) for the payments being made to the State of Alaska and for payments of any remaining amounts to the Sellers and/or Buyer.

(c)         Sellers and Buyer, jointly and severally, hereby indemnify and hold Escrow Agent harmless from any claims, liability, damages, costs and expenses (including reasonable attorney’s fees) arising from any and all actions or omissions taken by Escrow Agent in performing and carrying out its duties as set forth in this Agreement.

12.        Post-Closing Agreements: After the Closing, the following additional agreements and provisions shall apply and be applicable:

(a)         Immediately following issuance to them of the Un-issued Leases, Sellers shall execute, acknowledge (where applicable) and deliver to Buyer, or to Buyer’s designee, Assignments of each of the Un-issued Leases in the form attached as Exhibit B transferring 100% of the record title to the Un-issued Leases from Sellers to Buyer, or to Buyer’s designee, but reserving to Sellers, in the proportions reflected on attached Exhibit C (i.e., Cade - 3.75% ORRI and Donkel - 1.25% ORRI), an overriding royalty equal to five percent (5%) of 8/8ths, which overriding royalty shall also apply to all renewals and extensions of the Un-issued Leases

(b)         Buyer or its designee shall assume all obligations of Sellers under the Issued Leases for all periods from and after the date of this Agreement, including the obligation to timely pay all rentals thereafter due under such Issued Leases; and shall likewise assume all obligations of Sellers on all Un-issued Leases from and after the date of assignment of said Un-issued Leases from Sellers to Buyer or its designee, including the obligation to timely pay all rentals thereafter due under such Un-issued Leases.

(c)         Buyer or its designee agrees, at its sole cost and expense, to drill, cause to be drilled, or re-enter and drill, within five (5) years after the issuance by the Alaska Department of Natural Resources of the subject Leases, to completion or abandonment, a test well on each of the subject Leases to a bottomhole depth and location of at least four thousand feet (the “Test Wells”). Should Buyer or its designee fail to timely drill or cause to be drilled a Test Well to completion or abandonment within five (5) years after the issuance of the Leases, Buyer or its designee shall forfeit its interest in each Leases on which a Test Well has not been drilled, and shall promptly execute and deliver to Sellers, or their designee(s), an assignment of the aforementioned lease free and clear of all liens and encumbrances except the overriding royalties created by this Agreement, such assignment to be on a form reasonably acceptable to Sellers or their designee(s).

(d)         Should Buyer or its designee elect not to pay rentals on any of the Leases, then Buyer or its designee shall notify Sellers in writing, by certified mail, not later than forty-five (45) days prior to a rental payment date, and shall promptly execute and deliver to Sellers, or their designee(s), an assignment of the applicable Lease or Leases free and clear of all liens and encumbrances except the overriding royalties created by this Agreement, such assignment to be on a form reasonably acceptable to Sellers or their designee(s).

13.         Limitation of Liability; Indemnification. If a Seller has properly executed, acknowledged and delivered any and all Assignments attributable to his interest in the Leases and otherwise performed all obligations imposed on him pursuant to this Agreement, the Buyer shall not have any claim or remedy against such Seller. Each Seller (the “Indemnitor”) shall indemnify and hold the other Sellers harmless with respect to any claim, damage, liable and cost or expense (including reasonable attorney’s fees) attributable to any act, omission or other conduct of the Indemnitor in connection with this Agreement.

14.        Miscellaneous:

(a)         Governing Law. This Agreement and all instruments executed in accordance with it shall be governed by and interpreted in accordance with the laws of the State of Alaska, without regard to conflict of law rules that would direct application of the laws of another jurisdiction.

(b)         Entire Agreement. This Agreement constitutes the entire agreement between the parties and supercedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

(c)         Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(d)         Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(e)         Assignment. Prior to the Closing, no party hereto shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties, and any assignment made without such consent shall be void ab initio. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted heirs, successors and assigns.

(f)         Notices. Any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by personal delivery or by depositing same in the mail, addressed to the party to be notified, postage pre-paid, and registered or certified with a return receipt requested. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been given and received on the date of the delivery as shown on the return receipt. Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee. For purposes of notice, the addresses of the parties shall be as follows:

Sellers’ Mailing Address:

Daniel K. Donkel
968 Willow Run Lane
Winter Springs, Florida 32708

Samuel H. Cade
3701 Junius Street
Dallas, TX 75246

Buyer's Mailing Address:

True North Energy Corp
12 Smith St
16th Floor
Houston, TX, 77002

Each party shall have the right, upon giving ten (10) days' prior notice to the other in the manner hereinabove provided, to change its address for purposes of notice.

(i)         Expenses. Except as otherwise provided herein, each party shall be solely responsible for all expenses incurred by it in connection with this transaction.

(j)         Recitations True. The recitations set forth at the commencement of this Agreement are true and correct to the best knowledge, information and belief of the parties hereto.

(j)         Joint Preparation. This Agreement shall be deemed for all purposes to have been prepared through the joint efforts of the parties hereto and shall not be construed for or against one party or any other party as a result of the preparation, submittal, drafting, execution or other event of negotiation hereof.

(k)         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

(l)         Counterpart Execution. For the sake of simplicity in execution, this Agreement may be executed by original or telefax signature in any number of counterparts, each of which shall be deemed an original hereof. All counterparts of this Agreement which are executed by telefax signature shall be valid and binding as original signatures for all purposes (evidentiary or otherwise).

[balance of page intentionally left blank]

EXECUTED as of the respective acknowledgment dates of the signatory parties; effective as of the date first above mentioned.

/s/ Daniel K. Donkel
DANIEL K. DONKEL

/s/ Samuel H. Cade
SAMUEL H. CADE
SELLERS

/s/ Massimiliano Pozzoni
MASSIMILIANO POZZONI (PRESIDENT)
TRUE NORTH ENERGY CORP

BUYER

ESCROW AGENT AGREES TO THE
TERMS SET FORTH IN SECTIONS 9,
10 and 11 OF THE FOREGOING
AGREEMENT:

RYAN GUNSAULS & O’DONNELL

By /s/ Douglas A. Barr
   Douglas Barr

EXHIBIT A
PART I - UN-ISSUED LEASES

The following areas describe the general location of the Un-issued Leases. The final exact legal descriptions of each lease, when compiled by the AK Department of Natural Resources Division of Oil and Gas and as shown on the respective lease form, are herein incorporated by reference and shall govern and control,

ADL 390834 Area Description
Meridian:  U     Township:  001N     Range:  018E      Section:  05        Total Acres:
Meridian:  U     Township:  001N     Range:  018E      Section:  06        Total Acres:
Meridian:  U     Township:  001N     Range:  018E      Section:  07        Total Acres:
Meridian:  U     Township:  001N     Range:  018E      Section:  08        Total Acres:

ADL 390839 Area Description
Meridian:  U    Township:   011N     Range:  017E     Section:  25        Total Acres:
Meridian:  U     Township:  011N     Range:  017E     Section:  26        Total Acres:
Meridian:  U     Township:  011N     Range:  017E     Section:  35        Total Acres:
Meridian:  U     Township:  011N     Range:  017E     Section:  36        Total Acres:

ADL 390840 Area Description
Meridian:  U     Township:  011N     Range:  017E      Section:  27        Total Acres:
Meridian:  U     Township:  011N     Range:  017E      Section:  28        Total Acres:
Meridian:  U     Township:  011N     Range:  017E      Section:  33        Total Acres:
Meridian:  U     Township:  011N     Range:  017E      Section:  34        Total Acres:

ADL 390841 Area Description
Meridian:  U    Township:   011N     Range:  017E     Section:  29        Total Acres:
Meridian:  U     Township:  011N     Range:  017E     Section:  30        Total Acres:
Meridian:  U     Township:  011N     Range:  017E     Section:  31        Total Acres:
Meridian:  U     Township:  011N     Range:  017E     Section:  32        Total Acres:

EXHIBIT B
ASSIGNMENT FORM

DO&G 25-84	LEASE ADL _________________
(LEASE ASSIGNMENT)	EFFECTIVE DATE
Revised 12/01	OF LEASE ___________________
DNR #10-113	Is this lease producing? _____yes ______no

STATE OF ALASKA
DEPARTMENT OF NATURAL RESOURCES
DIVISION OF OIL AND GAS

ASSIGNMENT OF INTEREST IN OIL AND GAS LEASE

The undersigned assignor_________________________________________________________,
whose address is________________________________________________________________,
as owner of ______________________________________ percent of the lease's working interest does hereby assign to _________________________________________________, the assignee, whose address is________________________________________________________________,

1. ________________________________________ percent working interest;
2. ________________________________________ percent overriding royalty interest.
3. The assignor is retaining ________________________ percent of the lease's working interest.
4. The assignor is retaining ________________________ percent of overriding royalty interest.
5. LANDS AFFECTED by this assignment of interest (Attach Exhibit A if necessary)
T__________, R ____________, ______________ Meridian

containing ___________________________acres, more or less.

The Notification Lessee for the purpose of receiving any and all notices from the State of Alaska in connection with the lease will be:

Name ________________________________________________________________________

Attn:_________________________________________________________________________
Address ______________________________________________________________________
City, State, Zip ________________________________________________________________

We, the undersigned, request the approval of this assignment application. We attest that this application discloses all parties receiving an interest in the lease and that it is filed pursuant to 11 AAC 82.605 and
11 AAC 82.615. We further attest that all parties to this agreement are qualified to transfer or hold an interest in oil and gas leases pursuant to 11 AAC 82.200 and 11 AAC 2.205. Whether approved in whole or in part, the assignee agrees to be bound by the provisions of said lease.

Assignor's Signature _______________________________ Date _________________________

Assignor's Name (Print or Type) & Title _____________________________________________

Company Name ________________________________________________________________

DNR Qualification File # __________________

THE UNITED STATES OF AMERICA )
)SS.
STATE OF ______________________ )

This certifies that on the ___________day of _____________________, 20 _____, before me, a notary public in and for the State of _______________________________________________, duly commissioned and sworn, personally appeared __________________________________________, to me known and known to me to be the person described in, and who executed the foregoing assignment, who then after being duly sworn according to law, acknowledged to me under oath that he executed same freely and voluntarily for the uses and purposes therein mentioned. WITNESS my hand and official seal the day and year in this certificate first above written.

__________________________________

Notary Public
My Commission expires ______________

Assignee's Signature ________________________________Date_________________________

Assignee's Name (Print or Type) & Title _____________________________________________

Company Name ________________________________________________________________

DNR Qualification File # ________________________

THE UNITED STATES OF AMERICA )
                                                      )SS.
STATE OF ______________________ )

This certifies that on the ___________ day of _______________, 20 _____, before me, a notary public in and for the State of _________________________________________________, duly commissioned and sworn, personally appeared _____________________________, to me known and known to me to be the person described in, and who executed the foregoing assignment, who then after being duly sworn according to law, acknowledged to me under oath that he executed same freely and voluntarily for the uses and purposes therein mentioned. WITNESS my hand and official seal the day and year in this certificate first above written.

Notary Public
My Commission expires ______________

APPROVAL

The foregoing assignment is approved as to the lands described in item 5 thereof, effective as of the date set forth below.

Mark D. Myers, Director _________________________________________________________
Division of Oil and Gas, DNR, State of Alaska

Effective Date of Assignment _________________________________________

EXHIBIT C
SELLERS LEASE OWNERSHIP PERCENTAGES

	LEASE #	WI %	Originally Pd	SALES PRICE	1st Yr Rental

	UN-ISSUED		100% Bid/Rental
ADL	390834
	Cade	75%	19,200.00	51,840.00	$2,560.00
	Donkel	25%	6,400.00	17,280.00
			25,600.00	69,120.00

ADL	390839
	Cade	75%	19,200.00	51,840.00	$2,560.00
	Donkel	25%	6,400.00	17,280.00
			25,600.00	69,120.00

ADL	390840
	Cade	75%	19,200.00	51,840.00	$2,560.00
	Donkel	25%	6,400.00	17,280.00
			25,600.00	69,120.00

ADL	390841
	Cade	75%	19,200.00	51,840.00	$2,560.00
	Donkel	25%	6,400.00	17,280.00
			25,600.00	69,120.00
UN-ISSUED TOTALS			$102,400.00	$276,480.00
BID AMOUNTS/RENTAL TO ESCROW				-$81,920.00	$10,240.00
GRAND TOTALS				$194,560.00	$81,920.00
					ESCROW
TOTAL	AMT. PAID BY	BUYER:		$ 286,720.00